EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our report dated April 14, 2014 relating to the consolidated financial statements of TapImmune Inc., and to the reference to our firm under the caption "Experts" in the related Prospectus of TapImmune Inc., for the registration of shares of its common stock.

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
July 21, 2014